RETIREMENT AND TRANSITION AGREEMENT

This Retirement and Transition Agreement (the “Agreement”) is made by and between Nancy Simonian (the “Executive”) and Syros Pharmaceuticals, Inc. (“Syros” or the “Company”) (together, the “Parties”).

WHEREAS, the Company and the Executive are parties to that certain amended and restated letter agreement dated as of November 13, 2012 (as amended on January 29, 2016) (the “Offer Letter”), under which the Executive currently serves as President and Chief Executive Officer of the Company;

WHEREAS, the Executive has notified the Company of her desire to retire from the Company, and the Parties mutually have agreed to establish terms for the Executive’s transition and separation from employment with the Company and continued service on the Board of Directors of the Company (the “Board”); and

WHEREAS, the Parties agree that the payments, benefits and rights set forth in this Agreement shall be the exclusive payments, benefits and rights due to the Executive in connection with her retirement and separation from employment with the Company and in connection with her continued service on the Board;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1)
Retirement Date; Resignation from Position(s); Transition Period.
a)
The Executive’s effective date of retirement and separation from employment with the Company will be December 1, 2023 (the “Retirement Date”). The Executive hereby resigns as of the Retirement Date, from her positions as President and Chief Executive Officer of the Company and from any and all other positions she holds as an officer or employee of the Company and its subsidiaries, and further agrees to execute and deliver any documents reasonably necessary to effectuate such resignations, as requested by the Company. As of the Agreement Effective Date (as defined below), the Offer Letter will terminate and be of no further force or effect; provided, however, that the Nondisclosure, Assignment and Non-Solicitation Agreement dated September 21, 2023 (the “Restrictive Covenants Agreement”) shall remain in full force and effect both during the Transition Period (as defined below) and thereafter in accordance with its terms. Notwithstanding the foregoing, the Company retains the right to terminate the Executive’s employment prior to the Retirement Date for Cause (as defined in the Offer Letter), in which case the Executive will not be eligible to receive the Retirement Benefits or any other compensation or benefits from the Company other than the Accrued Obligations (as defined below).
b)
The period between the Agreement Effective Date and the Retirement Date will be a transition period (the “Transition Period”). During the Transition Period, the Executive will continue to perform on a full-time basis those duties consistent with her position and use her best efforts to professionally, timely and cooperatively perform such duties, as well as such additional transition duties as may be requested by and at the direction of the Board, including, without limitation, assisting with the transition of her duties and responsibilities to any individual hired by the Company to assume the Executive’s responsibilities, including any individual hired in the role of President and/or Chief Executive Officer (collectively, the “Transition Duties”). During the Transition Period, the Executive will continue to receive her current base salary, to participate in the Company’s benefit plans (pursuant to the terms and conditions of such plans) and to be entitled to vacation time in accordance with Company policy.
c)
Upon the Retirement Date, the Executive shall be paid, in accordance with the Company’s regular payroll practices, all unpaid base salary earned through such date, and reimbursement of any properly incurred unreimbursed business expenses incurred through the Retirement Date (together, the “Accrued Obligations”). As of the Executive’s Retirement Date, all salary payments from the Company will cease and any benefits the Executive had as of such date under Company-provided benefit plans, programs, or practices will terminate, except as required by federal or state law or as otherwise specifically set forth in this Agreement or as required under the terms of such plans, programs or practices.
2)
Membership on the Company’s Board of Directors. The Executive shall remain a member of the Board through the expiration of her current term and thereafter as nominated and elected in accordance with the Company’s guidelines and policies related to nomination and election of members of the Board and the Company’s certificate of incorporation and bylaws. After the Retirement Date, while the Executive is a non-employee director of the Company, the Executive shall receive the compensation set forth in the Company’s Amended and Restated Director Compensation Policy effective September 16, 2022, as amended from time to time, including annual cash compensation and annual equity grants, pro-rated for partial years of service as a non-employee director.
3)
Retirement Benefits. In consideration of the Executive’s entering into and abiding by the commitments and obligations set forth in this Agreement, and provided the Executive (i) signs and returns this Agreement on or before October 6, 2023, (ii) continues employment through the Retirement Date in accordance with the terms hereof, (iii) signs and returns the Additional Release of Claims attached hereto as Attachment A (the “Additional Release”) on but not before the Retirement Date and does not timely revoke such Additional Release as described therein, and (iv) complies with the terms of this Agreement, the Additional Release and the Restrictive Covenants Agreement, the Company will provide the Executive with the following retirement benefits (the “Retirement Benefits”):
a)
Although following the Retirement Date, the Executive will no longer be eligible to receive the annual incentive bonus described in the Offer Letter, the Company will nonetheless provide the Executive with a payment of the annual incentive bonus that she would have earned for 2023, pro-rated based on the portion of 2023 for which the Executive was employed by the Company, based on Company performance as assessed by the Board (or a duly authorized committee thereof).

This bonus shall be paid to the Executive in a lump sum payment, less all applicable taxes and withholdings, at the time the Company regularly pays out management bonuses for 2023.
b)
The outstanding equity awards granted by the Company to the Executive prior to the Retirement Date shall be treated as follows:
(I)
All outstanding stock options granted by the Company to the Executive under the Company’s 2012 Equity Incentive Plan, as amended (the “2012 Plan”), which options have an exercise price equal to or greater than $75 per share of Company common stock shall be treated as set forth in the applicable option agreement and the 2012 Plan;
(II)
All outstanding stock options granted by the Company to the Executive under the Company’s 2012 Plan, which options have an exercise price less than $75 per share of Company common stock, shall be modified to extend the period of time in which each such option may be exercised until the earlier to occur of: (A) cessation of the Executive’s service on the Board and (B) the expiration date of such option;
(III)
All outstanding stock options granted by the Company to the Executive under the Company’s 2016 Stock Incentive Plan (the “2016 Plan”), which options have an exercise price equal to or greater than $75 per share of Company common stock, shall terminate as of the Retirement Date and the Executive shall have no further rights with respect to such stock options;
(IV)
All outstanding stock options with an exercise price that is less than $75 per share of Company common stock and all restricted stock units, in each case granted by the Company to the Executive under the 2016 Plan, shall remain outstanding during the period that the Executive remains in service on the Board and shall continue to be eligible to vest based upon such service and shall be treated as set forth in the applicable award agreement, the 2016 Plan, the Offer Letter and applicable resolutions of the Board or the Compensation Committee of the Board (including, for the avoidance of doubt, the provisions related to accelerated vesting of options on qualifying terminations following a change in control);
(V)
All outstanding stock options and restricted stock unit awards granted by the Company to Executive under the 2022 Equity Incentive Plan (the “2022 Plan”) shall remain outstanding during the period that the Executive remains in service on the Board and shall continue to be eligible to vest based upon such service and shall be treated as set forth in the applicable award agreement, the 2022 Plan, the Offer Letter and applicable resolutions of the Board or the Compensation Committee of the Board (including, for the avoidance of doubt, the provisions related to accelerated vesting of awards on qualifying terminations following a change in control); and
(VI)
Notwithstanding anything to the contrary in paragraphs (IV) or (V) above, if the Executive (A) is willing to stand for election to the Board at the Company’s 2025 annual meeting of stockholders (the “2025 Annual Meeting”), (B) meets the criteria for nomination as a director in the form contained in the Company’s Corporate Governance Guidelines in effect as of the Retirement Date, and (C) is not nominated by the Board or committee thereof for election to the Board at the 2025 Annual Meeting, then the vesting of all stock options and restricted stock unit awards with time-based vesting granted to the Executive under the 2016 Plan and 2022 Plan prior to the Retirement Date shall accelerate on the date immediately preceding the 2025 Annual Meeting..

Other than the Retirement Benefits and Accrued Obligations, the Executive will not be eligible for, nor shall she have a right to receive, any payments or benefits from the Company following the Retirement Date. For the avoidance of doubt, the Executive acknowledges that she is not eligible for or entitled to receive any severance benefits or other payments or benefits pursuant to the Offer Letter on the Retirement Date, and further acknowledges that she will not be eligible to receive the Retirement Benefits (or any payments or benefits from the Company other than the Accrued Obligations) if she fails to timely enter into this Agreement and the Additional Release or if her employment is terminated for Cause prior to the Retirement Date or if she fails to comply with her obligations under this Agreement or the Restrictive Covenants Agreement.

4)
Release of Claims. In consideration of the Retirement Benefits, which the Executive acknowledges she would not otherwise be entitled to receive, the Executive hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, its affiliates, subsidiaries, parent companies, predecessors, and successors, and all of their respective past and present officers, directors, stockholders, partners, members, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities) (collectively, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature that the Executive ever had or now has against any or all of the Released Parties, whether known or unknown, including, but not limited to, any and all claims arising out of or relating to the Executive’s employment with, separation or retirement from, and/or ownership of securities of the Company, including, but not limited to, all claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Genetic Information Nondiscrimination Act of 2008, 42 U.S.C. § 2000ff et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. § 2101 et seq., the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., Executive Order 11246, Executive Order 11141, the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., and the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 1001 et seq., all as amended; all claims arising out of the Massachusetts Fair Employment Practices Act, Mass. Gen. Laws ch. 151B, § 1 et seq., the Massachusetts Civil Rights Act, Mass. Gen. Laws ch. 12, §§ 11H and 11I, the Massachusetts Equal Rights Act, Mass. Gen. Laws. ch. 93, § 102, Mass. Gen. Laws ch. 214, § 1C (Massachusetts right to be free from sexual harassment law), the Massachusetts Labor and Industries Act, Mass. Gen. Laws ch. 149, § 1 et seq., Mass. Gen. Laws ch. 214,

§ 1B (Massachusetts right of privacy law), the Massachusetts Parental Leave Act, Mass. Gen. Laws ch. 149, § 105D, the Massachusetts Paid Family and Medical Leave Act, Mass. Gen. Laws ch. 175m, § 1, et seq., the Massachusetts Earned Sick Time Law, Mass. Gen. Laws ch. 149, § 148c, and the Massachusetts Small Necessities Leave Act, Mass. Gen. Laws ch. 149, § 52D, all as amended; all rights and claims under the Massachusetts Wage Act, Mass. Gen. Laws ch. 149, § 148 et seq., as amended (Massachusetts law regarding payment of wages and overtime), including any rights or claims thereunder to unpaid wages, including overtime, bonuses, commissions, and accrued, unused vacation time; all common law claims including, but not limited to, actions in defamation, intentional infliction of emotional distress, misrepresentation, fraud, wrongful discharge, and breach of contract (including, without limitation, all claims arising out of or related to the Offer Letter); all claims to any non-vested ownership interest in the Company or any of its affiliates, contractual or otherwise; all state and federal whistleblower claims to the maximum extent permitted by law; and any claim or damage arising out of the Executive’s employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that this release of claims shall not (i) prevent the Executive from filing a charge with, cooperating with, or participating in any investigation or proceeding before, the Equal Employment Opportunity Commission or a state fair employment practices agency (except that the Executive acknowledges that she may not recover any monetary benefits in connection with any such charge, investigation, or proceeding, and the Executive further waives any rights or claims to any payment, benefit, attorneys’ fees or other remedial relief in connection with any such charge, investigation or proceeding); (ii) deprive the Executive of any rights the Executive may have to be indemnified by the Company as provided in any agreement between the Company and the Executive or pursuant to the Company’s Certificate of Incorporation or Bylaws or deprive the Executive of any rights under the Company’s director and officer insurance policies; or (iii) impact any right the Executive has to vested benefits under the Company’s equity and benefit plans.
5)
Ongoing Obligations. The Executive acknowledges and reaffirms her obligation, except as otherwise permitted by Section 8 below or in connection with her duties and services to the Board, to keep confidential and not to use or disclose any and all non-public information concerning the Company acquired by her during the course of her employment with and/or service as a director of the Company, including, but not limited to, any non-public information concerning the Company’s business, operations, products, programs, affairs, performance, personnel, technology, science, intellectual property, plans, strategies, approaches, prospects, financial condition or development related matters. The Executive also acknowledges and reaffirms all of her continuing obligations pursuant to the Restrictive Covenants Agreement, which survives her separation from employment with the Company and shall remain in full force and effect.
6)
Non-Disparagement. The Executive understands and agrees that, except as otherwise permitted by Section 8 below or in connection with her duties and services to the Board, she will not, in public or private, make any false, disparaging, negative, critical, adverse, derogatory or defamatory statements, whether orally or in writing, including online (including, without limitation, on any social media, networking, or employer review site)

or otherwise, to any person or entity, including, but not limited to, any media outlet, industry group, key opinion leader, financial institution, research analyst or current or former employee, board member, consultant, shareholder, client or customer of the Company, regarding the Company, or any of the other Released Parties, or regarding the Company’s business, operations, products, programs, affairs, performance, personnel, technology, science, intellectual property, plans, strategies, approaches, prospects, financial condition or development related matters. In turn, the Company agrees to instruct its officers and directors not to, in public or private, make any false, disparaging, derogatory or defamatory statements, online (including, without limitation, on any social media, networking, or employer review site) or otherwise, to any person or entity, including, but not limited to, any media outlet, industry group, key opinion leader, financial institution, research analyst, or current or former board member, consultant, client, or customer of the Company, regarding the Executive.
7)
Return of Company Property. The Executive confirms that, except as she may be specifically instructed otherwise by the Board, no later than the Retirement Date (or at such earlier time as requested by the Board), she will return to the Company all property of the Company, tangible or intangible, including but not limited to keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones, tablets, etc.), Company identification and any other Company-owned property in her possession or control and that she will leave intact all electronic Company documents, including but not limited to those that she developed or helped to develop during her employment. The Executive further confirms that, except as she may be specifically instructed otherwise by the Board, no later than the Retirement Date (or at such earlier time as requested by the Company), she will cancel all accounts for her benefit, if any, in the Company’s name, including but not limited to, credit cards, telephone charge cards, cellular phone and/or wireless data accounts and computer accounts. Notwithstanding the foregoing, Executive may retain documents and information related to the terms and conditions of her employment and/or retirement or that are necessary for her continued service on the Board.
8)
Scope of Disclosure Restrictions. Nothing in this Agreement, the Additional Release, or elsewhere prohibits the Executive from communicating with government agencies about possible violations of federal, state, or local laws or otherwise providing information to government agencies, filing a complaint with government agencies, or participating in government agency investigations or proceedings. The Executive is not required to notify the Company of any such communications; provided, however, that nothing herein authorizes the disclosure of information the Executive obtained through a communication that was subject to the attorney-client privilege. Further, notwithstanding the Executive’s confidentiality and nondisclosure obligations, the Executive is hereby advised as follows pursuant to the Defend Trade Secrets Act: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”
9)
Cooperation. The Executive agrees that, to the extent permitted by law, she shall cooperate fully with the Company in the investigation, defense or prosecution of any claims or actions which already have been brought, are currently pending, or which may be brought in the future against the Company by a third party or by or on behalf of the Company against any third party, whether before a state or federal court, any state or federal government agency, or a mediator or arbitrator. The Executive’s full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with the Company’s counsel, at reasonable times and locations designated by the Company, to investigate or prepare the Company’s claims or defenses, to prepare for trial or discovery or an administrative hearing, mediation, arbitration or other proceeding, to provide any relevant information in her possession, and to act as a witness when requested by the Company. The Company will reimburse the Executive for all reasonable and documented out of pocket costs that she incurs to comply with this paragraph. The Executive further agrees that, to the extent permitted by law, she will notify the Company promptly in the event that she is served with a subpoena (other than a subpoena issued by a government agency), or in the event that she is asked to provide a third party (other than a government agency) with information concerning any actual or potential complaint or claim against the Company.
10)
Tax Acknowledgement. The Executive acknowledges that she is not relying upon the advice or representation of the Company with respect to the tax treatment of any of the consideration set forth herein. Any and all payments made hereunder shall be subject to all applicable withholding.
11)
Amendment and Waiver. This Agreement and the Additional Release, upon their respective effective dates, shall be binding upon the Parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the Parties. This Agreement and the Additional Release are binding upon and shall inure to the benefit of the Parties and their respective agents, assigns, heirs, executors/administrators/personal representatives, and successors. No delay or omission by the Company in exercising any right under this Agreement or the Additional Release shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion.
12)
Validity. Should any provision of this Agreement or the Additional Release be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement or the Additional Release.

13)
Nature of Agreement. Both Parties understand and agree that this Agreement is a retirement and release of claims agreement and does not constitute an admission of liability or wrongdoing on the part of the Company or the Executive.
14)
Time for Consideration and Revocation. The Executive acknowledges that she was initially presented with this Agreement on September 28, 2023 (the “Receipt Date”). The Executive understands that this Agreement shall be of no force or effect unless she signs and returns this Agreement on or before October 6, 2023 (the day of such execution, the “Agreement Effective Date”). Executive further understands that she will not be eligible to receive the Retirement Benefits unless she timely signs, returns, and does not revoke the Additional Release.
15)
Acknowledgments. The Executive acknowledges that she has been given a reasonable amount of time to consider this Agreement, and at least twenty-one (21) days from the Receipt Date to consider the Additional Release (such 21-day period, the “Consideration Period”), and that the Company is hereby advising her to consult with an attorney of her own choosing prior to signing this Agreement and the Additional Release. The Executive further acknowledges and agrees that any changes made to this Agreement or any exhibits or attachments hereto following her initial receipt of this Agreement on the Receipt Date, whether material or immaterial, shall not re-start or affect in any manner the Consideration Period. The Executive understands that she may revoke the Additional Release for a period of seven (7) days after she signs it by notifying the Company in writing, and that the Additional Release shall not be effective or enforceable until the expiration of the seven (7) day revocation period. The Executive understands and agrees that by entering into the Additional Release she will be waiving any and all rights or claims she might have under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, and that she will have received consideration beyond that to which she was previously entitled.
16)
Voluntary Assent. The Executive affirms that no other promises or agreements of any kind have been made to or with the Executive by any person or entity whatsoever to cause her to sign this Agreement, and that she fully understands the meaning and intent of this Agreement and that she has been represented by counsel of her own choosing. The Executive further states and represents that she has carefully read this Agreement, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs her name of her own free act.
17)
Governing Law. This Agreement and the Additional Release shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. Each of the Company and the Executive hereby irrevocably submits to and acknowledges and recognizes the exclusive jurisdiction and venue of the courts of the Commonwealth of Massachusetts, or if appropriate, the United States District Court for the District of Massachusetts (which courts, for purposes of this Agreement and the Additional Release, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this Agreement and the Additional Release or the subject matter thereof.

18)
Entire Agreement. This Agreement, including the Additional Release and the Restrictive Covenants Agreement, contains and constitutes the entire understanding and agreement between the Parties hereto with respect to the Executive’s transition, retirement and separation from the Company, and the settlement of claims against the Company, and cancels all previous oral and written negotiations, agreements, commitments and writings in connection therewith, including, without limitation, the Offer Letter.
19)
Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement. Facsimile and PDF signatures shall be deemed to be of equal force and effect as originals.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties have set their hands and seals to this Agreement as of the date(s) written below.

SYROS PHARMACEUTICALS, INC.

By: /s/ Peter Wirth

Name: Peter Wirth

Title: Chairman of the Board of Directors

I hereby agree to the terms and conditions set forth above. I have been given a reasonable amount of time to consider this Agreement and I have chosen to execute this on the date below. I further understand that my receipt of the Retirement Benefits is contingent upon my timely execution, return and non-revocation of the Additional Release, and that I have been given at least twenty-one (21) days to consider such Additional Release, and will have seven (7) days in which to revoke my acceptance after I sign such Additional Release.

NANCY SIMONIAN, M.D.

/s/ Nancy Simonian Date: 9/28/2023

[Signature Page to Retirement and Transition Agreement]

ATTACHMENT A

ADDITIONAL RELEASE OF CLAIMS

This Additional Release of Claims (this “Additional Release”) is made by Nancy Simonian, M.D. (the “Executive”) as of the date set forth opposite her signature below. Capitalized terms used but not defined herein have the meanings set forth in the Retirement and Transition Agreement to which this Additional Release is attached as Attachment A.

WHEREAS, the Executive’s Retirement Date has occurred on or prior to the execution of this Additional Release; and

WHEREAS, the Executive is entering into this Additional Release in accordance with the terms and conditions set forth in the Retirement and Transition Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Executive hereby agrees as follows:

1.
Release – In consideration of the Retirement Benefits set forth in the Retirement and Transition Agreement, which the Executive acknowledges she would not otherwise be entitled to receive, the Executive hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, its affiliates, subsidiaries, parent companies, predecessors, and successors, and all of their respective past and present officers, directors, stockholders, partners, members, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities) (collectively, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature that the Executive ever had or now has against any or all of the Released Parties up to the date on which she signs this Additional Release, whether known or unknown, including, but not limited to, any and all claims arising out of or relating to Executive’s employment with, separation or retirement from, and/or ownership of securities of, the Company including, but not limited to, all claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., the Genetic Information Nondiscrimination Act of 2008, 42 U.S.C. § 2000ff et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. § 2101 et seq., the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., Executive Order 11246, Executive Order 11141, the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., and the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 1001 et seq., all as amended; all claims arising out of the Massachusetts Fair Employment Practices Act, Mass. Gen. Laws ch. 151B, § 1 et seq., the Massachusetts Civil Rights Act, Mass. Gen. Laws ch. 12, §§ 11H and 11I, the Massachusetts Equal Rights Act, Mass. Gen. Laws. ch. 93, § 102, Mass. Gen. Laws ch. 214, § 1C (Massachusetts right to be free from sexual harassment law), the Massachusetts Labor and Industries Act, Mass. Gen. Laws ch. 149, § 1 et seq., Mass. Gen. Laws ch. 214, § 1B (Massachusetts right of privacy law), the Massachusetts Parental Leave Act, Mass.

Gen. Laws ch. 149, § 105D, the Massachusetts Paid Family and Medical Leave Act, Mass. Gen. Laws ch. 175m, § 1, et seq., the Massachusetts Earned Sick Time Law, Mass. Gen. Laws ch. 149, § 148c, and the Massachusetts Small Necessities Leave Act, Mass. Gen. Laws ch. 149, § 52D, all as amended; all rights and claims under the Massachusetts Wage Act, Mass. Gen. Laws ch. 149, § 148 et seq., as amended (Massachusetts law regarding payment of wages and overtime), including any rights or claims thereunder to unpaid wages, including overtime, bonuses, commissions, and accrued, unused vacation time; all common law claims including, but not limited to, actions in defamation, intentional infliction of emotional distress, misrepresentation, fraud, wrongful discharge, and breach of contract (including, without limitation, all claims arising out of or related to the Offer Letter); all claims to any non-vested ownership interest in the Company or any of its affiliates, contractual or otherwise; all state and federal whistleblower claims to the maximum extent permitted by law; and any claim or damage arising out of the Executive’s employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that this release of claims shall not (i) prevent the Executive from filing a charge with, cooperating with, or participating in any investigation or proceeding before, the Equal Employment Opportunity Commission or a state fair employment practices agency (except that Executive acknowledges that she may not recover any monetary benefits in connection with any such charge, investigation, or proceeding, and the Executive further waives any rights or claims to any payment, benefit, attorneys’ fees or other remedial relief in connection with any such charge, investigation or proceeding); (ii) deprive the Executive of any rights the Executive may have to be indemnified by the Company as provided in any agreement between the Company and the Executive or pursuant to the Company’s Certificate of Incorporation or By-laws or deprive the Executive of any rights under the Company’s director and officer insurance policies; or (iii) impact any right the Executive has to vested benefits under the Company’s equity and benefit plans.
2.
Return of Company Property – The Executive confirms that, except as she has been specifically instructed otherwise by the Board, she has returned to the Company all property of the Company, tangible or intangible, including but not limited to keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones, tablets, etc.), Company identification and any other Company-owned property in her possession or control and that she has left intact all electronic Company documents, including but not limited to those that she developed or helped to develop during her employment. The Executive further confirms that, except as she has been specifically instructed otherwise by the Board, she has canceled all accounts for her benefit, if any, in the Company’s name, including but not limited to, credit cards, telephone charge cards, cellular phone and/or wireless data accounts and computer accounts. Notwithstanding the foregoing, the Executive may retain documents and information related to the terms and conditions of her employment and/or retirement or that are necessary for her continued service on the Board.
3.
Business Expenses; Final Compensation – The Executive acknowledges that she has been reimbursed by the Company for all business expenses incurred in conjunction with the performance of her employment and that no other reimbursements are owed to her. The Executive further acknowledges that she has received all compensation due to her from the Company, including, but not limited to, all wages, bonuses and, if applicable, accrued, unused vacation time, and that she is not eligible or entitled to receive any additional payments or consideration from the

2

Company beyond the Retirement Benefits (and any compensation as a non-employee director in accordance with Section 2 of the Retirement and Transition Agreement).
4.
Time for Consideration; Acknowledgments – The Executive acknowledges that, in order to receive the Retirement Benefits, she must sign and return this Additional Release on but not before the Retirement Date and she must continue to comply with her obligations under the Restrictive Covenants Agreement (as defined in the Retirement and Transition Agreement). The Executive acknowledges that she has been given at least twenty-one (21) days to consider this Additional Release, and that the Company advised her to consult with an attorney of her own choosing prior to signing this Additional Release. The Executive understands that she may revoke this Additional Release for a period of seven (7) days after she signs it by notifying the Company in writing, and the Additional Release shall not be effective or enforceable until the expiration of this seven (7) day revocation period (the day immediately following expiration of such revocation period). In the event the Executive executes this Additional Release within fewer than twenty-one (21) days after the Receipt Date, she acknowledges that such decision is entirely voluntary and that she has had the opportunity to consider such release until the end of the twenty-one (21) day period. The Executive understands and agrees that by entering into this Additional Release, she is waiving any and all rights or claims she might have under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, and that she has received consideration beyond that to which she was previously entitled.
5.
Voluntary Assent – The Executive affirms that no other promises or agreements of any kind have been made to or with her by any person or entity whatsoever to cause her to sign this Additional Release, and that she fully understands the meaning and intent of this Additional Release. Executive states and represents that she has had an opportunity to fully discuss and review the terms of this Additional Release with an attorney. The Executive further states and represents that she has carefully read this Additional Release, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs her name of her own free act.

For the avoidance of doubt, this Additional Release supplements, and in no way limits, the Retirement and Transition Agreement.

I hereby provide this Additional Release as of the current date and acknowledge that the execution of this Additional Release is in further consideration of the Retirement Benefits, to which I acknowledge I would not be entitled if I did not enter into this Additional Release. I intend that this Additional Release will become a binding agreement between me and the Company if I do not revoke my acceptance in seven (7) days.

NANCY SIMONIAN, M.D.

Date:

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WITNESS our hands and seals:

SYROS PHARMACEUTICALS, INC.
Date:	By: Name: Title:

nancy simonian, m.d.
Date:	(Signature)

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